EXHIBIT 99

FOR RELEASE 9:30 a.m. July 22, 2005

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES RECORD EARNINGS

BUCHANAN, VIRGINIA. July 22, 2005 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending June 30, 2005. Net income for the second quarter amounted to $811,842 which is the highest quarterly income in the history of the company. This amount compares to $503,900 for the same period last year, representing an increase of $307,942 or 61.11%.

Net income for the first sixth months of 2005 amount to $1,562,924. This amount compares to $1,087,720 for the same period of 2004, representing an increase of $475,204 or 43.69%.

At June 30, 2006 total assets amounted to $223,662,764, total deposits were $202,356,652, total loans stood at $176,115,481 and total shareholders’ equity was $20,554,890.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., stated “We are pleased to report another record quarterly earnings for our company. The company’s ongoing performance is gratifying after posting the highest record earnings in the history of the organization during 2004. The positive earnings trend for 2005 is reflective of continued strong loan demand, and a higher net interest margin complimented by a rising interest rate environment.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates eight full service offices in Botetourt, Rockbridge, and Roanoke counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

- END OF TEXT. SEE FINANCIAL INFORMATION ON FOLLOWING PAGES. -

	(Unaudited)	(Audited)
	June 30, 2005	December 31, 2004
Assets
Cash and due from banks	$9,116,334	$5,789,445
Interest-bearing deposits with banks	170,399	194,700
Federal funds sold	3,963,000	3,782,000
Investment securities available for sale	23,130,054	23,752,840
Investment securities held to maturity	2,109,701	2,259,662
Restricted equity securities	474,000	439,700
Loans, net of allowance for loan losses of $2,273,016 at June 30, 2005 and $2,131,534 at December 31, 2004	176,115,481	168,955,408
Property and equipment, net	5,801,311	5,795,172
Accrued income	1,050,421	981,683
Foreclosed assets	20,000	50,000
Other assets	1,712,063	1,346,241

Total assets	$223,662,764	$213,346,851

Liabilities and stockholders equity
Liabilities
Noninterest-bearing deposits	$28,630,459	$27,790,202
Interest-bearing deposits	173,726,193	164,857,274

Total deposits	202,356,652	192,647,476
Federal funds purchased	—	—
Accrued interest payable	450,341	394,572
Other liabilities	300,881	848,630

Total liabilities	203,107,874	193,890,678

Commitments and contingencies	—	—
Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized,1,235,668 issued and outstanding at June 30, 2005 and 1,232,745 issued and outstanding at December 31, 2004	1,235,668	1,232,745
Additional paid-in capital	1,419,367	1,361,970
Retained earnings	17,708,615	16,491,678
Accumulated other comprehensive income (loss)	191,240	369,780

Total stockholders’ equity	20,554,890	19,456,173

Total liabilities and stockholders’ equity	$223,662,764	$213,346,851

	Six Months Ended June 30,		Three Months Ended June 30,
	2005 (Unaudited)	2004 (Unaudited)	2005 (Unaudited)	2004 (Unaudited)
Interest income
Loans and fees on loans	$6,262,159	$5,306,752	$3,193,335	$2,699,446
Federal funds sold	18,582	7,085	14,217	6,961
Investment securities taxable	259,801	275,538	129,197	114,034
Investment securities exempt from federal income tax	203,419	201,944	100,574	102,249
Deposits with banks	2,333	1,057	1,233	486

Total interest income	6,746,294	5,792,376	3,438,556	2,923,176

Interest expense
Deposits	1,828,903	1,617,247	958,096	824,900
Federal funds purchased	16,807	13,751	475	1,377

Total interest expense	1,845,710	1,630,998	958,571	826,277

Net interest income	4,900,584	4,161,378	2,479,985	2,096,899
Provision for loan losses	250,000	450,000	125,000	225,000

Net interest income after provision	4,650,584	3,711,378	2,354,985	1,871,899

Non-interest income
Service charges on deposit accounts	278,699	250,789	140,487	137,253
Net realized gains (losses) on sales of securities	7,198	—	—	—
Other income	492,949	328,799	225,147	174,459

Total non-interest income	778,846	579,588	365,634	311,712

Non-interest expense
Salaries and employee benefits	1,845,241	1,583,235	913,612	803,273
Occupancy and equipment expense	402,413	361,984	197,930	195,871
Other expense	932,359	764,771	426,840	439,083

Total non-interest expense	3,180,013	2,709,990	1,538,382	1,438,227

Income before income taxes	2,249,417	1,580,976	1,182,237	745,384
Income tax expense	686,493	493,256	370,395	241,484

Net income	$1,562,924	$1,087,720	$811,842	$503,900